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EXHIBIT 99.1

Notice of Redemption of Affinity Group, Inc. 11 1/2% Senior Subordinated Notes due 2003.
                                                              *CUSIP # 00826KAA5

                             NOTICE OF REDEMPTION

                             AFFINITY GROUP, INC.

 11 1/2% Senior Subordinated Notes due 2003 (the "Notes") Issued pursuant to an
              Indenture Dated as of October 29, 1993, as amended

NOTICE IS HEREBY GIVEN pursuant to the provisions of Section 3.1 of Article III of the above-mentioned Indenture between Affinity Group, Inc. (the "Company"), and United States Trust Company of New York, as Trustee (the "Trustee"), through operation of the optional redemption provision set forth in Paragraph 5 of the Notes the Company has called for redemption on December 18, 1998 (the "Redemption Date") all of the outstanding principal amount of Notes at a redemption price of 104.313% plus accrued interest to the Redemption Date of $20.125 per $1,000 principal amount of Notes (the "Redemption Price").

Unless the Company defaults in making such redemption payment, on and after December 18, 1998, interest on the Notes will cease to accrue.

For all purposes of the Indenture, the Notes called for redemption in accordance with the foregoing will be deemed to be no longer outstanding from and after December 18, 1998 and all rights with respect thereto, except as stated herein, will cease as of the close of business on that same date.

On the Redemption Date, the principal amount of the Notes called for redemption will become due and payable upon presentation of the Notes for payment as indicated below.

IN ORDER TO RECEIVE THE REDEMPTION PRICE, NOTES CALLED FOR REDEMPTION MUST BE SURRENDERED FOR PAYMENT AT ONE OF THE FOLLOWING LOCATIONS OF UNITED STATES TRUST COMPANY OF NEW YORK, THE TRUSTEE AND PAYING AGENT:

            BY HAND                                      BY MAIL
            -------                                      -------
     (8:30 AM to 4:30 PM)
United States Trust Company                     United States Trust Company
       of New York                                     of New York
111 Broadway                                    P. O. Box 844
New York, New York 10006                        Peter Cooper Station
ATTN:  Lower Level                              New York, New York 10276-0844

                             BY OVERNIGHT COURIER
                             --------------------

                    United States Trust Company of New York
                    770 Broadway
                    New York, New York 10003
                    Attn.:  Corporate Trust

For Notes presented and surrendered by mail, the use of Registered or Certified Mail is suggested.


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                                      2.

Questions and requests for assistance may be directed to the Trustee and Paying Agent at 1(800) 548-6565.

* No representation is made as to the correctness or accuracy of the CUSIP number listed in this notice or printed on the Notes.

     AFFINITY GROUP, INC.

By:  UNITED STATES TRUST COMPANY
        OF NEW YORK, Trustee




Dated: November 18, 1998




UNDER THE BACKUP WITHHOLDING PROVISIONS OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), WE WILL BE REQUIRED TO WITHHOLD THIRTY ONE PERCENT (31%) OF ANY GROSS PAYMENT TO A HOLDER WHO FAILS TO PROVIDE US WITH A CERTIFIED TAXPAYER IDENTIFICATION NUMBER (EMPLOYER IDENTIFICATION NUMBER OR SOCIAL SECURITY NUMBER). PLEASE COMPLETE THE ENCLOSED CERTIFICATION (SUBSTITUTE FORM W-9) (FOREIGN HOLDERS SHOULD COMPLETE FORM W-8) AND ATTACH IT TO THE NOTES BEING PRESENTED FOR REDEMPTION. IF YOU ARE EXEMPT FROM BACK-UP WITHHOLDING UNDER THE CODE, PLEASE PROVIDE YOUR TAX IDENTIFICATION AND SO INDICATE IN PART II OF THE ENCLOSED FORM.

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